Exhibit 10.1

CONFIDENTIAL

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is made and entered into as of this ___ day of ____________, 2023, by and among OptimizeRx Corporation, a Nevada corporation (the “Company”), and the individuals listed on Exhibit A hereto (the “Purchasers”).

Background

A. The Company is a party to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 11, 2023, by and among the Company and the other parties named therein;

B. Pursuant to the Merger Agreement, each of the Purchasers is entitled to receive certain consideration as payment for securities; and

C. Each of the Purchasers has, in connection with the Merger Agreement, agreed to use a portion of the consideration received pursuant to the Merger Agreement to purchase shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), as further set forth herein.

In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing the Company will sell and issue to each of the Purchasers, and each of the Purchasers will purchase, the number of shares of Common Stock set forth opposite such Purchaser’s name on Exhibit A for the purchase price per share equal to $7.223. The shares of Common Stock being sold under this Agreement are collectively referred to as the “Shares.” The Company’s agreement with each of the Purchasers is a separate agreement, and the sale of Shares to each of the Purchasers is a separate sale.

2. The Closing. The closing (“Closing”) of the sale and purchase of the Shares under this Agreement shall take place concurrently with the execution of this Agreement. At the Closing, the Company will deliver to each of the Purchasers the number of Shares being purchased by such Purchaser solely in book entry form, registered in the name of such Purchaser, against payment to the Company of the purchase price therefor. For the avoidance of doubt, the parties hereto acknowledge and agree that, in the interest of efficiency, rather than paying to each Purchaser the full amount of the consideration to which such Purchaser was entitled under the Merger Agreement, the Company retained a portion of such consideration in an amount equal to such Purchaser’s aggregate purchase price for the Shares and that, by permitting the Company to retain such amount (and the Company so retaining such amount), such Purchaser’s obligation to pay the purchase price for the Shares has been fully satisfied.

3. Representations of the Company. The Company hereby represents and warrants to each of the Purchasers as follows:

3.1 Organization. The Company is a corporation duly organized, existing, and in good standing under the laws of the State of Nevada and it has the corporate power and authority to own or lease its properties and to conduct its business as it is now being conducted and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified and is in good standing (or equivalent status) in each jurisdiction in which the property leased or operated by such party or the nature of the business conducted by such party makes such qualification necessary.

3.2 Capitalization. The authorized capital stock of the Company consists of 166,666,667 shares of Common Stock and 10,000,000 shares of undesignated preferred stock, par value $0.001 per share.

3.3 Issuance of Shares. The issuance, sale, and delivery of the Shares in accordance with this Agreement, have been duly authorized by all necessary corporate action on the part of the Company. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement will be duly and validly issued, fully paid, and nonassessable.

3.4 Authority for Agreement. The execution, delivery, and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable in accordance with its terms.

3.5 Noncontravention. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement, will (a) violate any provision of its organizational documents or (b) constitute a default under, or result in a breach or violation of any of the terms and provisions of, any contract or agreement of the Company, except in the case of (b) as would not, individually or in the aggregate, be reasonably expected to materially adversely affect the condition (financial or otherwise), prospects, earnings, business or properties of the Company.

3.6 SEC Filings. The Company has timely filed with or furnished to, as applicable, the Securities and Exchange Commission (the “SEC”) all reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since January 1, 2020 (the “Company SEC Documents”). True, correct, and complete copies of all the Company SEC Documents are publicly available on the Electronic Data Gathering, Analysis, and Retrieval database of the SEC. As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents.

4. Representations of the Purchasers. Each of the Purchasers severally represent and warrant to the Company as follows:

4.1 Investment. Such Purchaser is acquiring the Shares for such Purchaser’s own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness, or commitment providing for the disposition thereof. Such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law. Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

4.2 Authority. Such Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms.

4.3 Experience. Such Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement, and has made detailed inquiry concerning the Company, its business, and its personnel; the officers of the Company have made available to such Purchaser any and all written information that such Purchaser has requested and have answered, to such Purchaser’s satisfaction, all inquiries made by such Purchaser; and such Purchaser has adequate net worth and means of providing for such Purchaser’s current needs and personal contingencies to sustain a complete loss of such Purchaser’s investment in the Company; such Purchaser’s overall commitment to investments that are not readily marketable is not disproportionate to such Purchaser’s net worth and such Purchaser’s investment in the Shares will not cause such overall commitment to become excessive.

4.4 Accredited Investor. Such Purchaser represents that he, she or it is an accredited investor within the meaning of Regulation D under the Securities Act. Such Purchaser acknowledges that he, she or it has completed the Investor Questionnaire, in substantially the form attached hereto as Exhibit B, and that the information contained therein is complete and accurate as of the date thereof and is hereby affirmed as of the date hereof. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to (i) such Purchaser or (ii) any of such Purchaser’s Rule 506(d) Related Parties (as defined below). Such Purchaser hereby agrees that such Purchaser shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Purchaser or any of such Purchaser’s Rule 506(d) Related Parties. “Rule 506(d) Related Party” shall mean (a) a person or entity that controls such Purchaser, or (b) a person or entity that, directly or indirectly, has or shares, or is deemed to have or share, voting or dispositive power with respect to securities owned by such Purchaser.

4.5 Residency. Such Purchaser is a resident of the state set forth on Exhibit A hereto and is not acquiring the shares of the Company’s Common Stock as a nominee or agent or otherwise for any other person.

4.6 Acknowledgment. Such Purchaser understands the meaning and legal consequences of the representations and warranties in this Section 4 and acknowledges and agrees that the Company is relying upon such representations and warranties in determining to issue the shares of the Company’s Common Stock to such Purchaser and in establishing that such issuance and sale is exempt from the registration requirements of the Securities Act.

4.7 Restrictions on Transfer. Such Purchaser understands that the shares of Common Stock being issued hereunder are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission provide in substance that such Purchaser may dispose of such share of Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and such Purchaser understands that the Company has no obligation or intention to register any of the Shares, or to take action so as to permit sales pursuant to the Securities Act. Such Purchaser understands that the Company is not required to register the Shares or to make any exemption from registration available.

5. Indemnification. To the fullest extent permitted by Delaware law, as the same now exists or may hereafter be amended, substituted, or replaced, the Company shall indemnify, hold harmless, defend, pay, and reimburse each of the Purchasers from and against any and all losses, claims, damages, judgments, fines, or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines, or liabilities, and any amounts expended in settlement of any claims to which each of the Purchasers may become subject by reason of any failure of the Company to perform any covenant or agreement made or contained herein or fulfill any obligation in respect thereof.

6. Confidentiality. Each Purchaser agrees that he, she or it will keep confidential and will not disclose or divulge any confidential, proprietary, or secret information that such Purchaser may obtain from the Company pursuant to financial statements, reports, and other materials submitted by the Company to such Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder (“Confidential Information”), unless such information is known, or until such information becomes (through no improper action or inaction by Purchaser or anyone to whom Purchaser disclosed Confidential Information) known, to the public; provided, however, that a Purchaser may disclose such information (i) to such Purchaser’s attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with such Purchaser’s investment in the Company provided that such attorneys, accountants, consultants, and other professionals are bound by obligations of confidentiality and non-use that are as stringent as those contained in this Agreement, (ii) to any prospective purchaser of any Shares from such Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section 6, or (iii) to any affiliate of such Purchaser or to a partner, shareholder or subsidiary of such Purchaser. Purchaser agrees to use the Confidential Information for the sole purpose of considering Purchaser’s investment in the Company and not to engage in any trading of the Company’s common stock based the Confidential Information, unless such information is known, or until such information becomes (through no improper action or inaction by Purchaser or anyone to whom Purchaser disclosed Confidential Information) known, to the public.

7. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

7.1 If to the Company, at 260 Charles Street, Suite 302, Waltham, MA 02453, Attention: Corporate Secretary, or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers, with a copy to General Counsel, Marion Odence-Ford.

7.2 If to a Purchaser, at such Purchaser’s address set forth on Exhibit A, or at such other address or addresses as may have been furnished to the Company in writing by such Purchaser.

8. Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

9. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

10. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 50% of the Shares. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each holder of any Shares, each future holder of all such securities, and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12. Headings. The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

13. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding that body of laws pertaining to conflicts of laws. Courts within the state of Delaware will have exclusive jurisdiction over all disputes between the parties hereto arising out of or relating to this Agreement. The Company and the Purchasers each knowingly and willingly consent to and agree to submit to the exclusive jurisdiction of such courts, to the exclusion of any other courts.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

COMPANY:

OptimizeRx Corporation

By:	/s/ William J. Febbo
	Name:	William J. Febbo
	Title:	Chief Executive Officer

PURCHASERS:

/s/ Michael Weintraub
Michael Weintraub

/s/ Frank Hicks
Frank Hicks

/s/ Theresa Greco
Theresa Greco

/s/ Chad Gottfrid
Chad Gottfrid

/s/ Karin Chun Hayes
Karin Chun Hayes

/s/ Stacey Levas
Stacey Levas